UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 1, 2017
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Chief Financial Officer
As previously reported by Nordstrom, Inc. ("Company") on October 24, 2016, Michael G. Koppel, Executive Vice President and Chief Financial Officer ("CFO"), notified the Company that he intended to retire as an officer and employee of the Company in spring 2017, with the exact date of his resignation to be determined by mutual agreement. Mr. Koppel retired from his positions with the Company on May 1, 2017.
On May 2, 2017, the Company entered into a consulting agreement with Mr. Koppel to provide post-retirement consulting and advisory services to the Company in connection with the development of the planned Manhattan flagship store (the "Agreement"). The term of the Agreement is eight months, beginning May 2, 2017. Mr. Koppel is entitled to receive the total sum of $50,000 for services rendered, as well as reasonable travel and other expenses incurred by him in rendering his services.
Appointment of Interim Chief Financial Officer
On May 1, 2017, the Company named Blake W. Nordstrom as CFO on an interim basis. Mr. Nordstrom, age 56, is currently Co-President and has served in this role since May 2015. Mr. Nordstrom previously served as President of Nordstrom since 2000. Mr. Nordstrom will continue to serve as Co-President while taking over the Company’s principal financial officer responsibilities until June 1, 2017. No new compensation or severance arrangements were entered into in connection with Mr. Nordstrom’s appointment as interim CFO.
Blake Nordstrom is the brother of Erik B. Nordstrom and Peter E. Nordstrom, Co-Presidents and directors of the Company. Blake Nordstrom is the second cousin of James F. Nordstrom, Jr., as Executive Vice President of the Company. The related party transaction between Blake Nordstrom and the Company is disclosed in the Company’s proxy statement filed on April 5, 2017.
Appointment of Chief Financial Officer
On May 4, 2017, Nordstrom, Inc. announced the appointment of Anne L. Bramman, age 49, as CFO of the Company commencing June 2, 2017.  From 2015 to March 2017, Ms. Bramman served as Senior Vice President and Chief Financial Officer of Avery Dennison Corporation. While at Avery Dennison, she led its financial strategy and operations, including the investor relations, tax, treasury and information technology functions. From 2010 to 2015, Ms. Bramman served as Senior Vice President and Chief Financial Officer of the Carnival Cruise Line business of Carnival Corporation. At Carnival, she was responsible for all facets of its financial and accounting functions, as well as the information technology and shoreside human resources departments.
In connection with her employment, Ms. Bramman will be paid an annual base salary of $750,000 and will be eligible to receive bonus compensation under the annual cash bonus plan for the fiscal year 2017 previously approved by the Company’s Compensation Committee (the “Committee”) of the Board of Directors (“Board”) with a target bonus of 90% of annual base salary for the current fiscal year on a pro-rated basis. In addition, on May 1, 2017, the Committee also determined to award restricted stock units (“RSUs”) to Ms. Bramman, effective August 21, 2017, which is the first open window trading period after her start date and Committee approval. The number of RSUs to be awarded will have a value equal to Ms. Bramman’s annual base salary and, upon vesting, will entitle her to receive an equivalent number of shares of Company Common Stock. Vesting occurs at a rate of one-third (1/3) annually, beginning one year from the tenth day of the month immediately following the date of grant.
The award of RSUs is pursuant to the form of award agreement previously approved by the Committee and filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2017. The number of RSUs actually granted to Ms. Bramman is not determinable at this time. Once determinable, the number of RSUs will be reported in an amendment to this Current Report on Form 8-K.
Ms. Bramman will be eligible to participate in the Company’s benefits as may be offered from time to time to other similarly situated employees including relocation assistance and participation in the Company’s 401(k) plan with Company match and the Company’s Employee Stock Purchase Plan.
There are no family relationship between Ms. Bramman and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits

99.1	Press release of Nordstrom, Inc., dated May 4, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: May 4, 2017

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release of Nordstrom, Inc., dated May 4, 2017.